UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2008

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On January 7, 2008, the Company issued a press release announcing, among other things, that it is currently anticipated that on January 22, 2008, (i) the Company’s stock transfer books will be closed as of the close of business and (ii) in accordance with the Plan of Liquidation of the Company previously approved by the Company’s stockholders, the Company will enter into a liquidating trust agreement for the purpose of winding up the Company’s affairs and liquidating its assets, and that, on or about January 28, 2008, the Company will transfer its then remaining assets (subject to its then remaining liabilities) to the trustees of the G REIT Liquidating Trust (the "Liquidating Trust"). The foregoing summary is qualified in its entirety by the press release attached hereto as Exhibit 99.1 and the letters to stockholders attached hereto as Exhibits 99.2 and 99.3, each of which was mailed to the stockholders of the Company on January 7, 2008 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release dated January 7, 2008
99.2 Letter to Stockholders dated January 7, 2008
99.3 Letter to Stockholders dated January 7, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

January 7, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 7, 2008
99.2	Letter to Stockholders dated January 7, 2008
99.3	Letter to Stockholders dated January 7, 2008